Exhibit 107

Calculation of Filing Fee Table

424B5

(Form Type)

SFL CORPORATION LTD.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares, par value $0.01 per share	Rule 457 (r) Rule 457 (c)			$100,000,000	0.00011020	$11,020

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$100,000,000		$11,020

	Total Fees Previously Paid							—

	Total Fee Offsets							$9,270

	Net Fee Due							$1,750

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	SFL Corporation Ltd.	424B5	333-237971	4/15/2022		$9,270 (3)	Equity	Common shares, par value $0.01 per share		$100,000,000

Fee Offset Sources	SFL Corporation Ltd.	424B5	333-237971		4/15/2022						$9,270

(1) The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-271504) filed by SFL Corporation Ltd. (the “Company”), effective April 28, 2023 (the “2023 Registration Statement”).

(2) Calculated in accordance with Rule 457(r) and made in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

(3) The Company previously filed a prospectus supplement, dated April 15, 2022 (the “2022 Prospectus Supplement”), relating to the offer and sale of common shares having an aggregate offering price of up to $100,000,000 under its then current “at-the-market” program, pursuant to the Registration Statement on Form F-3 (File No. 333-237971), filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2020 (the “2020 Registration Statement”). In connection with the filing of the 2022 Prospectus Supplement under the 2020 Registration Statement, the total registration fee was $9,270. No common shares were sold under the 2022 Prospectus Supplement. On April 28, 2023, the Company filed with the Commission the 2023 Registration Statement which replaced the 2020 Registration Statement.